                                                                   EXHIBIT 10.25

[*] = information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

                   AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS

This Agreement and General Release of All Claims agreement (the "Release") is entered into between Carl J. Yankowski ("Employee" or "I") and Palm, Inc. ("Palm") who wish to end their employment relationship in a manner that fully and finally settles any and all differences between them that may have arisen out of Employee's employment with Palm and the termination of that employment.

                                  CONSIDERATION

      This Release is given in consideration of the following promises from
Palm:

      Employee shall continue as a full time Palm employee and perform all assigned duties until November 9, 2001 at which time Employee's employment will terminate, Employee will cease to be an officer of Palm, and Employee will cease to be a member of the Board of Directors of Palm. Employee's last date of employment shall be the "Termination Date."

      In consideration for this Release, Palm will provide to Employee:

            (1) the sum of $1,400,000 (an amount equivalent to 200% of annual salary);

            (2) Any shares covered by Palm stock options that are unvested and unexpired on the Termination Date, except for options that vest solely upon the achievement of a performance objective or objectives or options that have their vesting accelerate upon the achievement of a performance objective or objectives, will become fully vested and exercisable upon the expiration of the Revocation Period (defined below) if the shares otherwise would have vested (solely by virtue of Employee's continued employment with Palm and not, directly or indirectly, due to a change of control of Palm) during the two-year period commencing on the Termination Date. Any other unvested options will be forfeited on the Termination Date;

            (3) Any shares of restricted stock that Employee purchased from Palm that remain subject to a right of repurchase by Palm on the Termination Date will vest and Palm's right of repurchase will terminate, except for shares that are scheduled to vest and have Palm's right of repurchase terminate solely upon the achievement of a performance objective or objectives;

            (4) A lump sum payment equal to the amount it would have cost Palm to provide Employee and his dependents, if dependent coverage is in effect on the payment date, with health, dental and vision benefits coverage at the same level (and with Palm paying the same level of premiums) as in effect on the day immediately preceding the Termination Date during the 24 month period following the Termination Date under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), whether or not Employee elects COBRA coverage;

            (5) Ownership of the four personal computers (including peripherals) that Palm previously installed in Employee's homes, plus an additional amount such that the value of the four personal computers (including peripherals) retained by Employee, after deduction of any

      U.S. federal, state and for local income or payroll tax resulting equals the value of the four computers (including peripherals);

            (6) Payment of reasonable costs (the "Payment for Moving Costs") for moving Employee's personal property and two automobiles from California to Employee's home in [*], Massachusetts pursuant to arrangements approved by Palm's Vice President of Human Resources or his delegate, plus an additional amount such that the net amount retained by Employee, after deduction of any U.S. federal, state and for local income or payroll tax equals to the Payment for Moving Costs; and

            (7) (a) any unpaid base salary due for periods prior to the Termination Date, (b) all of Employee's accrued and unused vacation through the Termination Date, (c) all of Employee's accrued amounts deducted through payroll that have not been used to purchase shares under Palm's employee stock purchase plan, and (d) following Employee's submission of proper expense reports, the total unreimbursed amount of all expenses incurred by Employee in his duties of employment with Palm that are reimbursable in accordance with Palm's existing policies.

      The above payments and benefits, less deductions authorized or required by law, will be paid in a lump sum, single payment on or about ten (10) days after the Termination Date or ten (10) days after expiration of any revocation period applicable to this Release, whichever is later. Notwithstanding the preceding sentence, the payments described in 7 (a) through (c) will be made promptly upon termination of employment and within the period of time mandated by law. Employee will not be required to seek other employment or otherwise mitigate the value of the payments and benefits contemplated by this Release, nor shall any such payments and benefits be reduced by any earnings or benefits that Employee may receive from other employment. If Employee dies, any payments or benefits then or thereafter due hereunder will be paid to his designated beneficiary or beneficiaries or, if none are designated or non survive Employee, his estate.

      Employee shall be entitled to exercise any vested Palm options in accordance with the terms of the applicable stock option plan, option agreements and Palm's securities trading policy. A schedule listing each outstanding Palm stock option and award of restricted stock held by Employee as of the Termination Date and (a) the number of shares covered by each option and grant of restricted stock, (b) the exercise price of each option, (c) the date on which each stock option or award of restricted stock was granted, and (d) the applicable vesting schedule and the extent to which the options and restricted stock are vested and exercisable as of the Termination Date, and (e) the extent to which the options are scheduled to vest upon the expiration of the Revocation Period (defined below) is attached hereto as Exhibit A.

      Employee understands that the payments and benefits described in 1 through 6 above are payments and benefits for which he is not eligible or entitled unless he executes, and subsequently does not revoke, this Release.

                               RELEASE BY EMPLOYEE

      In consideration of the additional benefits described above, I (Employee), on behalf of my heirs, spouse and assigns, hereby completely release and forever discharge Palm, Inc., its past and present affiliates, agents, officers, directors, shareholders, employees, attorneys, insurers, successors and assigns (collectively referred to as "Palm") from any and all claims, of any and every kind, nature and character, known or unknown, foreseen or unforeseen, based on any act or omission occurring prior to the effective date of this Release, including but not limited to any claims arising out of my offer of employment, my employment or termination of my employment with Palm. I expressly agree and consent to the termination of my employment on the Termination Date in exchange for the compensation described above. Accordingly, this Release shall not take effect until my Termination Date, or upon execution of this Release, whichever is later. The matters released include, but are not limited to, any claims under federal, state or local laws, including claims arising under, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Employee Retirement and Income Security Act of 1974, the Americans with Disabilities Act, the Age Discrimination in Employment Act of 1967 ("ADEA") as amended, including but not limited by, the Older Workers' Benefit Protection Act ("OWBPA") and any common law tort or contract or statutory claims, and any claims for attorneys' fees and costs. The only exceptions are any claims I may have (i) for unemployment compensation, (ii) workers compensation, (iii) under Palm's health plans (including the right to elect COBRA coverage for myself and/or my covered dependents), Palm's tax-qualified retirement plan and, to the extent such items survive the Termination Date, Palm's restricted stock and stock option plans,
(iv) any rights I may have as a vested shareholder, (v) for indemnification in accordance with the "Palm, Inc. Indemnification Agreement" dated January 25, 2000 and Palm's certificate of incorporation and bylaws, and (vi) to enforce my rights under this Release and to assert any affirmative defenses in connection with claims brought against me (collectively, the "Non-Released Claims").

      I understand and agree that this Release extinguishes all claims, whether known or unknown, foreseen or unforeseen, except for those claims expressly described above. I expressly waive any rights or benefits under Section 1542 of the California Civil Code, or any other equivalent statute. California Civil Code Section 1542 provides as follows:

            "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

I fully understand that if any fact with respect to any matter covered by this Release is found hereafter to be other than or different from the facts now believed by me to be true, I expressly accept and assume that this Release shall be and remain effective, notwithstanding such difference in the facts.

      I expressly warrant and agree that I will not, at any time in the future, file or maintain any lawsuit, claim or action of any kind whatsoever against Palm or any of its agents, affiliates, employees, successors, shareholders, directors and assigns based on claims released in this Release (other than the Non-Released Claims), nor will I cause or knowingly permit any such lawsuit, claim or action to be filed or maintained on my behalf in any federal, state or municipal court, administrative agency or other tribunal, arising out of any claim released in this Release with the exception of any claim that I may have as to the validity of this Release under the ADEA as amended by the OWBPA. If I have previously filed any such claim, I agree to take all reasonable steps to cause them to be withdrawn without delay. In the event I bring a lawsuit in contravention of this covenant not to sue, I shall be required to repay Palm the consideration described above, regardless of the outcome of the legal action.

      I expressly warrant that I have not assigned any claim I may have against Palm to any other person or entity.

      I further acknowledge that during my employment, I may have obtained confidential, proprietary and trade secret information, including information relating to Palm products, plans, designs and other valuable confidential information. I agree not to disclose any such confidential information unless required by subpoena or court order, and that I will first give Palm written notice of such subpoena or court order with reasonable advance notice to permit Palm, Inc. to oppose such subpoena or court order if it chooses to do so. Immediately following the Termination Date, I will destroy or return to Palm any Palm confidential, proprietary or trade secret information that I possess in hard copy or in electronic form (including, but not limited to, confidential, proprietary or trade secret information on the computers described in 5 above).

      I agree that for a period of one (1) year after the Termination Date I shall not, directly or indirectly, induce or attempt to induce any employee, agent or consultant of Palm or any subsidiary to terminate his or his association with Palm or any affiliates. Palm and I agree that the provisions of this paragraph contain restrictions that are not greater than necessary to protect the interests of Palm. In the event of the breach or threatened breach by me of this paragraph, Palm, in addition to all other remedies available to it at law or in equity, will be entitled to seek injunctive relief and/or specific performance to enforce this paragraph.

      Prior to execution of this Release, I have apprised myself of sufficient relevant information in order that I might intelligently exercise my own judgment regarding such execution. Palm has informed me in writing to consult an attorney before signing this Agreement if I wish. Palm has also given me at least 45 days in which to consider this Release, if I wish. I also understand that for a period of seven (7) days after I sign this Release (the "Revocation Period") I may revoke this Release Agreement and that the Release shall not become effective until my Termination Date or seven (7) days from my signature, whichever is later. I have read this Release and understand all of its terms. I understand and agree that this Release may not be modified or amended during the Revocation Period without my written consent. I further acknowledge and agree that this Release is executed voluntarily and with full knowledge of its legal significance. I also understand and agree that if any suit is brought to enforce the provisions of this Release, with the exception of a claim brought by me as to the validity of this Release under the ADEA as amended by the OWBPA, the prevailing party shall be entitled to its costs, expenses, and attorneys' fees as well as any and all other remedies specifically authorized under the law.

      [*] Further, I agree that until Palm discloses the terms of the Release as required by law, I will not voluntarily disclose or allow anyone else to disclose to the media or otherwise either the existence, reason for or contents of this Release without Palm's prior written consent, unless required to do so by law. Notwithstanding this provision, I am authorized to disclose this Release to my spouse, attorneys and tax advisors on a "need to know" basis, on the condition that they agree to hold the terms of the Release, including the settlement payments, in strictest confidence and to make appropriate disclosures as required by law, provided that I notify Palm in writing of such legal obligations to disclose at least five (5) business days in advance of disclosure. [*]

      [*] Employee acknowledges that Palm will be required by law to disclose the terms of the Release. [*]

      [*]

      This Release (and the plans and agreements referenced herein) constitutes the entire agreement between Palm and myself with respect to any matters referred to in this Release. This Release supersedes any and all of the other agreements between myself and Palm, except for (1) any confidentiality, assignment of inventions, or similar agreement(s) entered into by me (such as the Conflicts, Confidential Information and Assignment of Inventions Agreement), and (2) the "Palm, Inc. Indemnification Agreement" dated January 25, 2000, all of which remain in full force and effect until terminated according to the terms set forth therein, if any. No other consideration, agreements, representations, oral statements, understandings or course of conduct that are not expressly set forth in this Release should be implied or are binding. I am not relying upon any other agreement, representation, statement, omission, understanding or course of conduct which is not expressly set forth in this Release. I understand and agree that this Release shall not be deemed or construed at any time or for any purposes as an admission of any liability or wrongdoing by either Palm or myself. I also agree that if any provision of this Agreement is deemed invalid, the remaining provisions will still be given full force and effect. The terms and conditions of this Agreement and release will be interpreted and construed in accordance with the laws of California (except with respect to its conflict of laws provisions).

                        EMPLOYEE'S ACCEPTANCE OF RELEASE

      I HAVE CAREFULLY READ AND FULLY UNDERSTAND AND VOLUNTARILY AGREE TO ALL THE TERMS OF THE RELEASE IN EXCHANGE FOR THE ADDITIONAL BENEFITS TO WHICH I WOULD OTHERWISE NOT BE ENTITLED. FACSIMILE SIGNATURES EXECUTED IN COUNTERPART WILL HAVE THE SAME FORCE AND EFFECT AS AN ORIGINAL SIGNATURE.


Dated: November 8, 2001                /s/ Carl J. Yankowski
                                        ----------------------------------------
                                        Carl J. Yankowski, Employee

Agreed for Palm, Inc.


Dated: November 8, 2001                /s/ Gordon A. Campbell
                                        ----------------------------------------
                                        Gordon A. Campbell
                                        Chairman, Compensation Committee

Palm, Inc.   PERSONNEL SUMMARY
             EXHIBIT A
             REVISED to Reflect 100% Vest of Restricted Stock Dated 3/1/2000
             Carl Yankowski ID 21732

                                                                Page: 1
                                                                File: Persnl
                                                                Date: 11/08/2001

OPTIONS AND AWARDS STATUS AS OF 11/9/2001
                                     Option     Option
                                     Number     Date       Plan/Type Shares       Price        Exercised     Vested
Options                              S0000002   03/01/2000 P99/NQ       1,500,000       $38.00             0      375,000
                                     EI10       05/11/2000 P99/NQ         500,000       $25.31             0      177,083
                                     EI1460     07/11/2000 P99/NQ         500,000       $29.44             0      156,250
                                     EI000009   04/19/2001 P99/NQ         500,000        $7.70             0       83,333
                                     P0000001   08/06/2001 P99/NQ         498,575        $5.24             0            0
                                     RT001155   08/06/2001 P99/NQ         398,860        $5.24             0            0
Subtotal Options 11/9/2001                                              3,897,435                          0      791,666

Restricted Awards                    R0000006   03/01/2000 RSP             25,000        $0.00                      6,250
                                     R0000126   08/06/2001 RSP             15,000        $0.00                          0
Subtotal Awards 11/9/2001                                                  40,000                                   6,250


OPTIONS AND AWARDS STATUS AS OF 11/9/2001
                                     Option     Option
                                     Number     Date       Plan/Type Cancelled     Unvested      Outstanding   Exercisable
Options                              S0000002   03/01/2000 P99/NQ                0     1,125,000     1,500,000      375,000
                                     EI10       05/11/2000 P99/NQ                0       322,917       500,000      177,083
                                     EI1460     07/11/2000 P99/NQ                0       343,750       500,000      156,250
                                     EI000009   04/19/2001 P99/NQ                0       416,667       500,000       83,333
                                     P0000001   08/06/2001 P99/NQ                0       498,575       498,575            0
                                     RT001155   08/06/2001 P99/NQ                0       398,860       398,860            0
Subtotal Options 11/9/2001                                                       0     3,105,769     3,897,435      791,666

Restricted Awards                    R0000006   03/01/2000 RSP                            18,750        18,750
                                     R0000126   08/06/2001 RSP                            15,000        15,000
Subtotal Awards 11/9/2001                                                                 33,750        33,750

OPTIONS AND AWARDS STATUS AS OF 11/9/2003
                                     Option     Option
                                     Number     Date       Plan/Type Shares       Price        Exercised     Vested
Options                              S0000002   03/01/2000 P99/NQ       1,500,000       $38.00             0    1,125,000
                                     EI10       05/11/2000 P99/NQ         500,000       $25.31             0      427,083
                                     EI1460     07/11/2000 P99/NQ         500,000       $29.44             0      406,250
                                     EI000009   04/19/2001 P99/NQ         500,000        $7.70             0      500,000
                                     P0000001   08/06/2001 P99/NQ         498,575        $5.24             0            0
                                     RT001155   08/06/2001 P99/NQ         398,860        $5.24             0      398,860
Subtotal Options 11/9/2003                                              3,897,435                          0    2,857,193

Restricted Awards                    R0000006   03/01/2000 RSP             25,000        $0.00                     25,000
                                     R0000126   08/06/2001 RSP             15,000        $0.00                          0
Subtotal Awards 11/9/2003                                                  40,000                                  25,000

OPTIONS AND AWARDS STATUS AS OF 11/9/2003
                                     Option     Option
                                     Number     Date       Plan/Type Cancelled     Unvested      Outstanding   Exercisable
Options                              S0000002   03/01/2000 P99/NQ                0       375,000     1,500,000    1,125,000
                                     EI10       05/11/2000 P99/NQ                0        72,917       500,000      427,083
                                     EI1460     07/11/2000 P99/NQ                0        93,750       500,000      406,250
                                     EI000009   04/19/2001 P99/NQ                0             0       500,000      500,000
                                     P0000001   08/06/2001 P99/NQ                0       498,575       498,575            0
                                     RT001155   08/06/2001 P99/NQ                0             0       398,860      398,860
Subtotal Options 11/9/2003                                                       0     1,040,242     3,897,435    2,857,193

Restricted Awards                    R0000006   03/01/2000 RSP                                 0             0
                                     R0000126   08/06/2001 RSP                            15,000        15,000
Subtotal Awards 11/9/2003                                                                 15,000        15,000